Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Williams Controls, Inc.:

     We consent to the incorporation by reference in the Registration Statement file number 333-56591 on Form S-8 of our report dated December 22, 2010, relating to the financial statements appearing in this Annual Report on Form 10-K of Williams Controls, Inc. for the year ended September 30, 2010.

/s/ Moss Adams LLP
Portland, Oregon
December 22, 2010

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